Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 237	Trade Date: 6/20/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/23/2005

The date of this Pricing Supplement is June 20, 2005

CUSIP or Common Code:	41013NSH2	41013NSJ8	41013NSK5	41013NSL3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$377,000.00	$60,000.00	$78,000.00	$130,000.00

Proceeds to Issuer:	$375,680.50	$59,685.00	$77,454.00	$128,895.00

Discounts and Commissions:	0.350%	0.525%	0.700%	0.850%

Reallowance:	0.100%	0.150%	0.150%	0.150%

Dealer:	99.700%	99.550%	99.375%	99.250%

Maturity Date:	6/15/2007	6/15/2008	6/15/2009	6/15/2010

Stated Annual Interest Rate:	3.700%	3.800%	3.900%	4.000%

Interest Payment Frequency:	Semi	Quarterly	Monthly	Quarterly

First Payment Date:	12/15/2005	9/15/2005	7/15/2005	9/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 237	Trade Date: 6/20/2005
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 6/23/2005

The date of this Pricing Supplement is June 20, 2005

CUSIP or Common Code:	41013NSN9	41013NSQ2	41013NSR0

Price to Public:	100.000%	100.000%	100.000%

Principal Amount:	$385,000.00	$30,000.00	$1,377,000.00

Proceeds to Issuer:	$381,727.50	$29,475.00	$1,346,017.50

Discounts and Commissions:	0.850%	1.750%	2.250%

Reallowance:	0.150%	0.350%	0.350%

Dealer:	99.250%	98.350%	97.900%

Maturity Date:	6/15/2010	6/15/2020	6/15/2030

Stated Annual Interest Rate:	4.250%	4.950%	5.050%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	7/15/2005	7/15/2005	7/15/2005

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	6/15/2008 Callable one time only at 100% on call date above with 30 days notice.	6/15/2010 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.